                                                                      EXHIBIT 11
VARCO INTERNATIONAL, INC.
Statement Re Computation of Per Share Earnings

                                                                                             Three Months Ended   Nine Months Ended
                                                                                             September 30, 1994  September 30, 1994
                                                                                             --------------------------------------
A. CALCULATION OF ADJUSTED EARNINGS

   Net Income After Tax                                                                            $3,008,000         $8,270,000

                                                                            Total Number  Average Number  Stock Option   Shares Used
                                                              Number of  of Shares after       of Shares    Equivalent  To Calculate
                                                                   Days         Weighing     Outstanding        Shares           EPS
                                                              ----------------------------------------------------------------------
B. CALCULATION OF AVERAGE SHARES OUTSTANDING

   Common Stock Outstanding from time-to-time during:

     Three Months Ended September 30, 1994                           92    3,071,445,454      33,385,277       160,334    33,545,611
     Nine Months Ended September 30, 1994                           273    9,109,167,516      33,366,914       160,334    33,527,248

C. CALCULATION OF EARNINGS PER SHARE

   Income Per Share =    Net Income After Tax
                         ------------------------
                         Total Shares Outstanding

   Income Per Share =

     Three Months Ended September 30, 1994                 3,008,000        =                      $0.09
                                           -------------------------
                                                          33,545,611

     Nine Months Ended September 30, 1994                  8,270,000        =                      $0.25
                                          --------------------------
                                                          33,527,248

                                                                      EXHIBIT 11
VARCO INTERNATIONAL, INC.
Statement Re Computation of Per Share Earnings

                                                                                              Three Months Ended   Nine Months Ended
                                                                                              September 30, 1993  September 30, 1993
                                                                                              --------------------------------------
A. CALCULATION OF ADJUSTED EARNINGS

   Net Income After Tax                                                                            $1,034,000         $3,803,000

                                                                            Total Number  Average Number  Stock Option   Shares Used
                                                              Number of  of Shares after       of Shares    Equivalent  To Calculate
                                                                   Days         Weighing     Outstanding        Shares           EPS
                                                              ----------------------------------------------------------------------
B. CALCULATION OF AVERAGE SHARES OUTSTANDING

   Common Stock Outstanding from time-to-time during:

     Three Months Ended September 30, 1993                           92    3,056,330,008      33,220,978       262,919    33,483,897
     Nine Months Ended September 30, 1993                           273    9,049,742,792      33,149,241       262,919    33,412,160

C. CALCULATION OF EARNINGS PER SHARE

   Income Per Share =    Net Income After Tax
                         ------------------------
                         Total Shares Outstanding

   Income Per Share =

     Three Months Ended September 30, 1994                 1,034,000        =                      $0.03
                                           -------------------------
                                                          33,483,897

     Nine Months Ended September 30, 1994                  3,803,000        =                      $0.11
                                          --------------------------
                                                          33,412,160